FOR IMMEDIATE RELEASE                           Contact:         Ellen Yui
                                                                 (202) 393-5247


ABIGAIL ADAMS NATIONAL BANCORP, INC. ANNOUNCES RESULTS OF
MEETING REGARDING BALLSTON BANCORP, INC.

     WASHINGTON -- December 31, 1997 -- Abigail Adams National Bancorp, Inc. (Nasdaq:AANB), announced that the vote taken at its special meeting of stockholders held today to vote on the acquisition of Ballston Bancorp, Inc. did not approve the transaction.

     Abigail Adams National Bancorp, Inc. has filed a complaint in the U.S. District Court for the District of Columbia alleging that it was the subject of an illegal proxy solicitation campaign conducted in regard to the special meeting. Abigail Adams National Bancorp, Inc. plans to continue to pursue its claims for damages in that litigation.

     Any questions should be directed to Tom Vartanian of Fried, Frank, Harris, Shriver and Jacobson at (202) 639-7200.

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